SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L) (Registrants) are separately filing this combined Current Report on Form 8-K (Report). Information contained herein relating to an individual Registrant is furnished by such registrant on its own behalf. Each Registrant makes representations only as to information relating to itself.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 15, 2007, KCP&L borrowed $225 million from Great Plains Energy and used the proceeds to pay at maturity KCP&L’s 6.00% Senior Notes due 2007, Series B, in the aggregate principal amount of $225 million. Great Plains Energy borrowed the amount loaned to KCP&L under its existing Credit Agreement dated as of May 11, 2006, with Bank of America, N.A., JPMorgan Chase Bank, N.A., BMP Paribas, The Bank of Tokyo-Mitsubishi UFJ, Limited, Chicago Branch, Wachovia Bank N.A., The Bank of New York, Keybank National Association, The Bank of Nova Scotia, UMB Bank, N.A., and Commerce Bank, N.A., which was filed as Exhibit 10.1.a to the Registrants’ combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. A description of the Credit Agreement is contained in Item 1.01 of the Registrants’ combined Current Report on Form 8-K dated May 9, 2006 and filed May 11, 2006, which description is incorporated herein by reference.

This intercompany loan is payable on demand, and bears interest at the same interest rate as Great Plains Energy’s borrowings under the Credit Agreement, as the interest rate may be adjusted from time to time pursuant to the terms of the Credit Agreement. The current interest rate applicable to this intercompany loan is 5.67%, and Great Plains Energy’s aggregate borrowing under the Credit Agreement is currently $240 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/Terry Bassham
Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

KANSAS CITY POWER & LIGHT COMPANY

/s/Terry Bassham
Terry Bassham
Chief Financial Officer

Date: March 20, 2007